Exhibit 1.1

3,000,000 Shares

NANOSTRING TECHNOLOGIES, INC.
COMMON STOCK, PAR VALUE $0.0001 PER SHARE

UNDERWRITING AGREEMENT

June 1, 2017

June 1, 2017

ROBERT W. BAIRD & CO. INCORPORATED
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:
NanoString Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you, Robert W. Baird & Co. Incorporated (the “Underwriter”), subject to the terms and conditions stated herein, an aggregate of 3,000,000 shares of the common stock, par value $0.0001 per share, of the Company (the “Firm Shares”).
The Company also proposes to issue and sell to the Underwriter, subject to the terms and conditions stated herein, up to an additional 450,000 shares of the common stock, par value $0.0001 per share, of the Company (the “Additional Shares”), if and to the extent that the Underwriter shall have determined to exercise the right to purchase such shares of common stock granted to the Underwriter in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”
The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file no. 333-198465), including a prospectus, covering the offer and sale of certain securities of the Company, including the Shares (the “Offering”), which registration statement and prospectus incorporate or are deemed to incorporate by reference documents that the Company has filed with the Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The registration statement, as amended at the time it became effective for purposes of Section 11 of the Securities Act (as such section applies to the Underwriter), including the exhibits and documents filed as part thereof and information contained or incorporated by reference in the prospectus or otherwise deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” The Company shall promptly after the date of this Agreement file with or transmit for filing to, the Commission a prospectus supplement (in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) that meets the requirements of Section 10(a) of the Securities Act), the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act. The term “Base Prospectus,” means the prospectus dated August 29, 2014, relating to the Shares, in the form in which it has most recently been filed with the Commission as part of the Registration Statement on or prior to the date of this Agreement. The term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary form of Prospectus (including, without limitation, the preliminary Prospectus Supplement dated May 31, 2017, filed with the Commission pursuant to Rule 424).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Base Prospectus and the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule I hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Shares at or prior to the Time of Sale as set forth in Schedule I hereto; “Time of Sale” means 8:00 a.m. (Central Time) on the date of this Agreement; and “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, deemed to be incorporated by reference therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any Preliminary Prospectus, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein.
1.Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:
(a)The Base Prospectus and any Preliminary Prospectus filed as part of the Registration Statement as originally filed or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the Securities Act and the rules and regulations thereunder.
(b)The Time of Sale Prospectus as of the Time of Sale did not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date and as of any Option Closing Date, as the case may be, will not, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each broadly available road show, if any, when considered together with the Time of Sale Prospectus does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in the Time of Sale Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being agreed that the only information furnished by the Underwriter to the Company expressly for use therein are the statements contained in the fourth paragraph, last sentence of the twelfth paragraph and thirteenth paragraph of the “Underwriting” section of the Time of Sale Prospectus and Prospectus (collectively, the “Underwriter Information”).
(c)Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter, in its capacity as such) has not prepared, used or referred to and will not prepare, use or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than each electronic road show, if any, and any other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complies or will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, has been or will be (within the time period specified in Rule 433) filed with the Commission in accordance with the Securities Act (to the extent required thereby) and the applicable rules and regulations of the Commission thereunder and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of any Option

Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with the Underwriter Information.
(d)From the time of initial filing of the Registration Statement through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(e)The Registration Statement has been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus is in effect, and, to the knowledge of the Company, no proceedings for such purpose have been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and did not and will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of any Option Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in the Registration Statement, Time of Sale Prospectus or Prospectus based upon the Underwriter Information.
(f)The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except unaudited financial statements, which are subject to normal year-end adjustment and do not contain certain footnotes as permitted by the applicable rules of the Commission.
(g)Since the date of the most recent financial statements of the Company included in the Time of Sale Prospectus and the Prospectus, (i) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends and (iv) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.
(h)The Company and each of its subsidiaries have been duly organized and are validly existing in good standing (to the extent such concepts are applicable under such laws) under the laws of their respective jurisdictions of organization, have the corporate power and authority to own their property and to conduct their businesses as described in the Time of Sale Prospectus and are duly qualified to transact business and are in good standing (to the extent such concepts are applicable under such laws) in each jurisdiction in which the conduct of their businesses or their ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not have any significant subsidiaries, as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission.
(i)The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Description of Our Capital Stock”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus,) and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, equity or claim of any third party.
(j)The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
(k)This Agreement has been duly authorized, executed and delivered by the Company.
(l)The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and non‑assessable, and will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.
(m)Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(n)Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will (i) result in any violation of any applicable law; (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole or (iii) result in the violation of any judgment, order or decree of any governmental body, regulatory authority, administrative agency or court having jurisdiction over the Company or any subsidiary except, in the cases of clauses (i) and (iii) above, as would not, individually or in the aggregate, have a Material Adverse Effect.
(o)No consent, approval, authorization or order of or qualification with any governmental body, regulatory authority or agency is required for the performance by the Company of its obligations under this Agreement, except as may be required by the Nasdaq Stock Market LLC and under applicable state securities or blue sky laws in connection with the purchase and sale of the Shares by the Underwriter.
(p)Except as accurately described in all material respects in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings or regulatory investigations pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries could reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal or governmental proceedings or regulatory actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in all material respects in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.
(q)PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.
(r)The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.
(s)The Company and its subsidiaries own or possess adequate rights to use, all material foreign and U.S. patents and all patent rights associated therewith, patent applications, inventions, registered and unregistered trademarks and service marks and all rights associated therewith, trade names, trade dress, trademark registrations, service mark registrations, copyrights, databases and rights associated with databases, moral rights, licenses, trade secrets and all rights associated with trade secrets, domain names, proprietary processes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights, including registrations and applications for registrations thereof (collectively,

“Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and, to the knowledge of the Company, the conduct of their respective businesses will not infringe any valid issued patent claim, or, except as would not reasonably be expected to have a Material Adverse Effect, infringe, misappropriate or otherwise violate any Intellectual Property. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Intellectual Property owned by the Company has not been adjudged invalid or unenforceable, in whole or in part, by a court, regulatory or administrative agency or commission or other governmental authority of competent jurisdiction, (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the ownership, validity, enforceability or scope of any such Intellectual Property, excluding office actions before the U.S. Patent and Trademark Office and foreign patent and trademark offices arising in the ordinary course of prosecuting any pending applications included within such Intellectual Property and (iii) to the Company’s knowledge, none of the Intellectual Property used by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its current or former employees or independent contractors. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property, (ii) the Company has not received any notice of infringement of or conflict with any Intellectual Property and (iii) to the knowledge of the Company, there is no infringement, misappropriation, or other violation of the Intellectual Property owned by the Company, in each case, except as would not be reasonably expected to have a Material Adverse Effect. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Time of Sale Prospectus and the Prospectus and are not described in all material respects.
(t)The analytical and clinical validation studies conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval or clearance, were and, if still pending, are being conducted by the Company or, to the knowledge of the Company on behalf of the Company, in all material respects in accordance with the applicable trial protocols and all applicable statutes, rules and regulations of the United States Food and Drug Administration and comparable drug regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”), including, without limitation, applicable parts of 21 C.F.R. Parts 50, 54, 56, 58, and 312. The descriptions in the Registration Statement, the Time of Sale Prospectus or the Prospectus of the results of such analytical and clinical validation studies are accurate and complete in all material respects and fairly present the data derived from such studies. The Company has no knowledge of any other clinical or analytical validation studies the results of which reasonably call into question the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company and its subsidiaries have operated and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notices, correspondence or other written communication from the Regulatory Authorities or any other governmental agency requiring or threatening the premature termination or suspension of any clinical or analytical validation studies that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, Time of Sale Prospectus or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(u)No relationships or related-party transactions involving the Company or any of its subsidiaries, on the one hand and any holder of 5% or more of the Common Stock, any director, any director nominee or any executive officer, or members of such individuals’ immediate families, or any enterprise in which a substantial interest in the voting power is owned, directly or indirectly, by such individuals, any customer or supplier, on the other, exists that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required.
(v)The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(w)The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except insofar as the failure to pay such taxes or file such returns would not result in a Material Adverse Effect. The charges, accruals and reserves in respect of any income and other tax liability in the financial statements of the Company filed with the Commission as a part of the Registration Statement and as included in each of the Time of Sale Prospectus and the Prospectus are adequate, in accordance with generally accepted accounting principles, to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such financial statements, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
(x)The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(y)No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, manufacturers or contractors, except as would not have a Material Adverse Effect.
(z)The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not be reasonably likely to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(aa)There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.
(bb)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is communicated to the Company’s principal executive officer and principal financial officer as appropriate by others at the Company, particularly during the periods in which the periodic reports required to be filed under the Exchange Act are being prepared, to allow timely decisions regarding required disclosure. Such disclosure controls and procedures are effective and timely in alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required to be filed under the Exchange Act.
(cc)    The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, without limitation, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, there are and since the end of the Company’s most recent audited fiscal year, there have been, no material weaknesses in the Company’s internal controls (whether or not remediated) and no change in the Company’s internal controls that has materially affected, or is reasonably likely to have a material effect, on the Company’s internal controls.
(dd)    The Company and each of its subsidiaries have insurance coverage from insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; and

neither the Company nor any of its subsidiaries has (i) received any notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, (ii) been refused any insurance coverage sought or applied for or (iii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(ee)    Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent or controlled affiliate of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(ff)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(gg)    Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or controlled affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is subject to Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(hh)    Except as described in the Time of Sale Prospectus and the Prospectus (and the registration rights contained in the Company’s Amended and Restated Investors’ Rights Agreement dated as of November 29, 2012, as amended on December 20, 2012, which rights have been duly waived), no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
(ii)    The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(jj)    The statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate in all material respects, and such data is consistent with the sources from which they are derived.
(kk)    The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) or implementing the provisions thereof which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act that will become applicable to the Company at all times after the effectiveness of the Registration Statement.
(ll)    The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act). The Company has paid the registration fee for this offering pursuant to Rule 456 under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(mm)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
(nn)    The Shares are approved for listing on the NASDAQ Global Market (the “Exchange”), subject only to official notice of issuance.
(oo)    There are no debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act.
2.Agreements to Sell and Purchase. The Company hereby agrees to issue and sell 3,000,000 Firm Shares to the Underwriter at a price of $16.44 per share (the “Purchase Price”), and the

Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees to purchase from the Company at the Purchase Price the Firm Shares.
Moreover, the Company hereby agrees to issue and sell up to 450,000 Additional Shares to the Underwriter at the Purchase Price, and the Underwriter, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase up to the Additional Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The Underwriter may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 4 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
3.Terms of Public Offering. The Company understands that the Underwriter proposes to offer the Shares for sale to the public as soon after this Agreement has become effective as in the Underwriter’s judgment is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter.
4.Payment and Delivery. Payment for the Shares shall be made to the Company by wire transfer in immediately available funds to the account specified by the Company to the Underwriter in the case of the Firm Shares, at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, CA 94025 at 10:00 a.m., Central Time, on June 6, 2017, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by the Underwriter or, in the case of the Additional Shares, on the date and at the time and place specified by the Underwriter in the written notice of the Underwriter’s election to purchase such Additional Shares. The time and date of such payment for the Firm Shares are hereinafter referred to as the “Closing Date,” and the time and date for such payment for the Additional Shares, if other than the Closing Date, is herein referred to as the “Option Closing Date.”
The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares to the Underwriter duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter unless the Underwriter shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Underwriter at the office of DTC or its designated custodian not later than 12:00 p.m., Central Time, on the business day prior to the Closing Date or Option Closing Date, as the case may be.
5.Conditions to the Underwriter’s Obligations. The obligation of the Underwriter to purchase the Firm Shares on the Closing Date or the Additional Shares on the Option Closing Date, as the case may be, is subject to the condition that on the date hereof, on the Closing Date and on each Option Closing Date, if any, all representations and warranties on the part of the Company contained in this Agreement are true and correct and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement are true and correct, the condition that the Company has performed its obligations required to be performed prior to the Closing Date and the following further conditions:
(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any:
(i)No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.
(ii)No event or condition of a type described in Section 1(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the Underwriter’s judgment, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.
(b)The Underwriter shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Executive Officer or Chief Financial Officer of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 1(b), 1(d) and 1(g) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company contained in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such Option Closing Date, as the case may be and (iii) to the effect set forth in clause (a)(i) above.
(c)The Underwriter shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from PricewaterhouseCoopers LLP, independent public accountants, addressed to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date and each Option Closing Date, as the case may be, shall use a “cut-off date” not earlier than three business days prior to the Closing Date or Option Closing Date, as the case may be.
(d)The Underwriter shall have received on the Closing Date and each Option Closing Date, if any, an opinion and 10b-5 statement of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to counsel for the Underwriter.
(e)The Underwriter shall have received on the Closing Date and each Option Closing Date, if any, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriter, dated the Closing Date or such Option Closing Date, as the case may be, with respect to such matters as the

Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(f)No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares.
(g)The Underwriter shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in Delaware and its good standing as a foreign entity in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(h)The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject only to official notice of issuance.
(i)The “lock‑up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriter and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.
(j)The Underwriter shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter.
(k)On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
6.Covenants of the Company. The Company covenants and agrees with the Underwriter that:
(a)The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and will furnish as many copies of the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in Milwaukee, Wisconsin as the Underwriter may reasonably request prior to 10:00 A.M. Central Time on the business day next succeeding the date of this Agreement.
(b) The Company will, during the period mentioned in Section 6(g) or 6(h) below, furnish to the Underwriter in Milwaukee, Wisconsin, without charge, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(c)Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company will furnish to the Underwriter a copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which the Underwriter reasonably objects, and the Company will file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act the Prospectus required to be filed pursuant to such Rule, to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act.
(d)The Company will furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.
(e)The Company will not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(f)The Company will advise the Underwriter promptly (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or Prospectus or for additional information with respect thereto, or (iv) of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, the Company will use its best efforts to obtain the lifting or removal of such order as soon as possible.
(g)If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will forthwith prepare and file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(h)If, during such period after the first date of the Offering as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will forthwith prepare and file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(i)The Company will promptly furnish such information or to take such action as the Underwriter may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such states and other jurisdictions (domestic or foreign) as the Underwriter shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(j)The Company will make generally available to the Company’s security holders and to the Underwriter as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
(k)During the period beginning on the date hereof and ending 75 days after the date of this Agreement, and without the prior written consent of the Underwriter, the Company will not (i) issue, offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly disclose or announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above. The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder, (B) awards (or the filing of a registration statement on Form S-8 with the Commission in respect of such awards) (1) pursuant to the Company’s equity incentive plans under the terms of such plans in effect on the date hereof and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (2) pursuant to any inducement grants made in accordance with Exchange rules, (C) the sale of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, (D) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which the Underwriter has been advised in writing, or (E) the issuance of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock in connection with any (1) mergers, (2) acquisition of securities, businesses, property or other assets, (3) joint ventures, (4) strategic alliances or licensing, collaboration or similar agreements, (5) partnerships with experts or other talent to develop or provide content, (6) equipment leasing arrangements or (7) debt financi ng; provided that (x) the aggregate number of shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this subclause (E) shall not exceed 10% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Shares, and (y) each recipient of any such shares or other securities executes a “lock-up” letter substantially the same as those described in Section 5(i) above for the remainder of such 75-day restricted period.
(l)The Company will not take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(m)The Company will apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(n)The Company will use its best efforts to list for quotation the Shares on the Exchange.
(o)During a period of three years from the date of this Agreement, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to the holders of the Shares; provided the Company will be deemed to have furnished such reports and other communications to the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.
(p)The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
(q)The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 75-day restricted period referred to in Section 6(k) above.
(r)The Company will comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.
(s)The Company will file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.
(t)The Company will not, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.
7.Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:

(a)It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus prepared pursuant to Section 1(c) above, or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing.
(b)It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.
(c)It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period mentioned in Section 6(g) or 6(h) above.
8.Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the costs incident to the authorization, issuance, sale, preparation, transfer and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto), including all printing costs associated therewith and the mailing and delivery of copies thereof to the Underwriter and dealers; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon; (iv) the document production charges and expenses associated with printing this Agreement; (v) the fees, disbursements and expenses of the Company’s counsel and independent accountants; (vi) all fees and expenses incurred in connection with the registration or qualification of the Shares under state or foreign securities or blue sky laws as provided in Section 6(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification; (vii) the cost of preparing stock certificates; (viii) the costs and charges of any transfer agent, registrar and depositary and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 8 and Section 9, the Underwriter will pay all of its costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
(a)If (i) this Agreement is terminated pursuant to Section 10(ii) or (ii) this Agreement is terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions or obligations of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, the Company shall not be liable to reimburse the Underwriter pursuant to the immediately preceding sentence if, pursuant to Section 10(v), the Underwriter determines it is impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.
9.Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities, including actions and other proceedings in respect thereof and including, without limitation, any legal or other expenses incurred in connection with any suit, claim, action or other proceeding as such fees and expenses are incurred (any of the foregoing being a “Loss”), caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable under this Section 9(a) to the extent that such Losses are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information.
(a)The Underwriter agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with the Underwriter Information.
(b)In case any claim, action or other proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 9(a) or 9(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 9(a) or 9(b) above. If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying person) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, shall be designated in writing by the Underwriter and any such separate firm for the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, then the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(c)To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of Shares shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(d)The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with any such action or claim. Notwithstanding the provisions of Sections 9(d) and 9(e), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.
10.Termination. The Underwriter may terminate this Agreement in its absolute discretion by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Additional Shares, prior to the Option Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Exchange, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of Shares on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.
11.Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
12.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriter.
13.Entire Agreement; No Advisory or Fiduciary Relationship. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriter, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b)The Company acknowledges that in connection with the Offering: (i) the Underwriter has acted at arm’s length, is not an agent of, and owes no fiduciary duties to, the Company or any other person; (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement), if any; (iii) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its legal, accounting, regulatory and tax advisors to the extent that it deemed appropriate; and (iv) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the Offering.
14.Intended Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any individual or entity, other than the Underwriter, the Company and their respective successors, and the controlling persons, affiliates, officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement is intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons, affiliates, officers and directors and their heirs and legal representatives, and for the benefit of no one else.
15.Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, clause, subclause or other provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, clause, subclause or other provision hereof. If any Section, paragraph, clause, subclause or other provision of this Agreement is for any reason determined to be invalid or unenforceable, then there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make the remainder of this Agreement valid and enforceable.
16.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
17.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
18.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
19.TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SUBSIDIARIES, STOCKHOLDERS AND AFFILIATES) AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY

JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
20.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
21.Notices. All communications hereunder shall be in writing and effective only upon receipt and shall be delivered, mailed or sent to the parties as follows:
(a)If to the Underwriter, to:
Robert W. Baird & Co. Incorporated
Attention: Ryan Mausehund
4 Main Street, Suite 50
Los Altos, CA 94022
Fax: (650) 858-3850
with a copy to:
Legal Department
Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Fax: (414) 298-7800
(b)If to the Company, to:
NanoString Technologies
Attention: Chief Financial Officer
530 Fairview Avenue North
Seattle, Washington, 98109
Fax: (206) 378-6288
with a copy to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation
Attention: Michael Nordtvedt
701 Fifth Avenue, Suite 5100
Seattle, Washington, 98104
Fax: (206) 883-2699

Very truly yours,
NANOSTRING TECHNOLOGIES, INC.

By: /s/ R. Bradley Gray
Name: R. Bradley Gray
Title: President and Chief Executive
Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof
ROBERT W. BAIRD & CO. INCORPORATED
By:    Robert W. Baird & Co. Incorporated
By:    /s/ Ryan J. Mausehund
Name: Ryan J. Mausehund
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I
Time of Sale Prospectus

1.	Preliminary Prospectus dated May 31, 2017

2.	Number of Firm Shares to be Sold: 3,000,000 shares
Number of Shares Subject to Option to Purchase Additional Shares: 450,000 shares

Exhibit A

[FORM OF LOCK-UP LETTER TO BE SIGNED BY DIRECTORS AND EXECUTIVE OFFICERS]

May [•], 2017

ROBERT W. BAIRD & CO. INCORPORATED
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Ladies and Gentlemen:
The undersigned understands that Robert W. Baird & Co. Incorporated (“Baird”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with NanoString Technologies, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by Baird of 3,000,000 shares, plus up to 450,000 additional share to the extent Baird exercises its option to purchase additional shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).
To induce Baird to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Baird, it will not, during the period commencing on the date hereof and ending 75 days after the date of the Underwriting Agreement (the “Restricted Period”), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (each within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for or that represent the right to receive shares of Common Stock; (2) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
The provisions of the immediately preceding paragraph shall not apply to (or otherwise limit or restrict):
(A) sales of shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

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(B) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (i) by bona fide gift, will or intestacy or (ii) to the spouse, domestic partner, parent, child or grandchild (each, an “immediate family member”) of the undersigned or to a trust formed for the benefit of an immediate family member; provided that in the case of any transfer pursuant to this clause (B), each transferee or donee shall execute and deliver to Baird a lock-up letter substantially in the form of this agreement; and provided, further, that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or other public announcement shall be required or shall be voluntarily made during the Restricted Period;
(C) the transfer of shares of Common Stock or any security convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise;
(D) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that such plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or made voluntarily by or on behalf of the undersigned or the Company;
(E) transfers of shares of Common Stock pursuant to a Rule 10b5-1 trading plan in effect as of the date hereof;
(F) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company, pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares;
(G) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; or
(H) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement.
The undersigned understands that the Company and Baird are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and Baird.
It is understood that this agreement shall be terminated and be of no further force or effect upon the earliest to occur, if any, of (i) the Company notifying Baird in writing, prior to the execution of the

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Underwriting Agreement, that it does not intend to proceed with the Public Offering and (ii) the date of termination of the Underwriting Agreement if prior to the closing of the Public Offering.
[signature page follows]

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Very truly yours,

(Name)

(Address)

[Signature Page to Lock-Up Agreement]

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